EXHIBIT 4.c

                                 DECISIONONE HOLDINGS CORP.

                                1997 Management Incentive Plan

               Section 1. Purpose. The purposes of the DecisionOne Holdings Corp. 1997 Management Incentive Plan are to promote the interests of DecisionOne Holdings Corp. (the "Company") and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees of the Company and its Subsidiaries, as defined below; (ii) motivating such employees by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such employees to participate in the long-term growth and financial success of the Company. In addition, the Plan shall cover certain "rollover" options resulting from the merger of the Company with Quaker Holding Co.

               Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

               "Affiliate" means (i) any entity that is, directly or indirectly, controlled by the Company and (ii) any other entity in which the Company has a significant equity interest or which has a significant equity interest in the Company, in either case as determined by the Committee.

               "Award" means any Option or Stock Appreciation Right.

               "Award Agreement" means any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

               "Board" means the Board of Directors of the Company.

               "Cause" means, unless otherwise defined in any Employment Agreement or Award Agreement:

               (a) a Participant's willful and continued failure substantially to perform his duties (other than as a result of total or partial incapacity due to physical or mental illness);

               (b) an act or acts on a Participant's part constituting a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Company conducts business;

               (c) a Participant being repeatedly under the influence of illegal drugs or alcohol while performing his duties; or

               (d) any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates as determined in the reasonable discretion of the Company, including a Participant's breach of the provisions of any non-competition, non-solicitation or confidentiality covenant in favor of the Company or its Affiliates binding upon such Participant.

               "Change of Control" shall mean, unless otherwise defined in any Employment Agreement or Option Agreement,

      (i) any "person" (as such term is used in Section 3(a)(9) and 13(d)(3) of the Exchange Act) other than (A) the DLJ Entities, the Institutional Shareholders (as defined in the Investors' Agreement) and/or their respective Permitted Transferees (as defined in the Investors' Agreement) or (B) any "group" (within the meaning of such Section 13(d)(3)) of which any of the DLJ Entities or any of the Institutional Shareholders is a part, acquires, directly or indirectly, by virtue of the consummation of any purchase, merger or other combination, securities of the Company representing more than 51% of the combined voting power of the Company's then outstanding voting securities with respect to matters submitted to a vote of the stockholders generally; or

      (ii) a sale or transfer by the Company or any of its Subsidiaries of substantially all of the consolidated assets of the Company and its Subsidiaries to an entity which is not an Affiliate of the Company prior to such sale or transfer.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time.

               "Committee" means a committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3 and Section 162(m) each of whom, to the extent necessary to comply with Rule 16b-3 and Section 162(m) only, is a "Non-Employee Director" and an "Outside Director" within the meaning of Rule 16b-3 and Section 162(m), respectively. Until otherwise determined by the Board, the full Board shall be the Committee under the Plan.

               "Disability" shall mean a Participant's inability, as a result of physical or mental illness, to perform the duties of his position(s) for a period of 90 consecutive days or for an aggregate of 150 days in any twelve consecutive month period. Any question as to the existence of the Disability of a Participant as to which such Participant and the Company cannot agree shall be determined in writing by a qualified independent physician selected by the Company and reasonably acceptable to the Participant. The determination of Disability made in writing to the Company and the Participant shall be final and conclusive for all purposes of the Plan.

               "Employee" means an employee of the Company or any Subsidiary.

               "Employment Agreement" means an employment agreement entered into between the Company or any Subsidiary and a Participant.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Fair Market Value" means with respect to the Shares, as of the consummation of the merger of the Company and Quaker Holding Co., $20.6084 per share, and as of any other given date or dates, the average reported closing price of a share of such class of common stock on such exchange or market as is the principal trading market for such class of common stock for the three trading days immediately preceding such date or dates. If such class of common stock is not traded on an exchange or principal trading market on such date, the fair market value of a Share shall be determined by the Committee in good faith taking into account as appropriate recent sales of the Shares, recent valuations of the Shares and such other factors as the Committee shall in its discretion deem relevant or appropriate.

               "Good Reason" shall mean, unless otherwise defined in any Employment Agreement or Award Agreement:

               (A) A Participant is removed from his/her position or assigned duties and responsibilities materially inconsistent with his/her position; or

               (B) A Participant's base salary and benefits (including target bonus opportunities and criteria but not actual bonus payments) are reduced by more than 10% in the aggregate, except for across-the-board reductions similarly affecting similarly situated employees.

               "Incentive Stock Option" means a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

               "Investors' Agreement" means the Investors' Agreement dated as of the date hereof among Quaker Holding Co., DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJMB Funding II, Inc., UK Investment Plan 1997 Partners, DLJ EAB Partners, L.P., DLJ First ESC, LLC, and certain other shareholders listed on the signature pages thereto.

               "Non-Qualified Stock Option" means a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

               "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

               "Participant" means any Employee selected by the Committee to receive an Award under the Plan and any former director who receives a Rollover Option (and to the extent applicable, any heirs or legal representatives thereof).

               "Permitted Transferee" shall have the meaning assigned to it in the Investors' Agreement.

               "Person" means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

               "Plan" means this DecisionOne Holdings Corp. 1997 Management Incentive Plan.

               "Rollover Option" means any employee or director options "rolled over" in connection with the merger of the Company with Quaker Holding Co.

               "Rule 16b-3" means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

               "SEC" means the Securities and Exchange Commission or any successor thereto.

               "Section 162(m)" means Section 162(m) of the Code, or any successor section thereto as in effect from time to time.

               "Shares" means shares of common stock, $.01 par value, of the Company or such other securities as may be designated by the Committee from time to time.

               "Stock Appreciation Right" means any right granted under
Section 7 of the Plan.

               "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

               "Substitute Awards" means Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

               Section 3.  Administration.

              (a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan, applicable law and contractual restrictions affecting the Company, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award and Award Agreement; (v) determine whether. to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited. or suspended;
(vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

              (b) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee.

               Section 4.  Shares Available for Awards.

               (a)  Shares Available. Subject to adjustment as provided in
Section 4(b) and 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 1,447,452 plus the number of Shares necessary to accommodate the Rollover Options and the number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 1,447,452 plus the number of Shares necessary to accommodate any Rollover Options which are Incentive Stock Options. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan or to which such an Award relates are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall, in the calendar year in which such settlement, forfeiture, termination or cancellation occurs, again become Shares with respect to which Awards may be granted unless any dividends have been paid thereon prior to such settlement, forfeiture, termination or cancellation. In addition, Shares tendered in satisfaction or partial satisfaction of the exercise price of any Award or any tax withholding obligations will again become Shares with respect to which Awards may be granted. Notwithstanding the foregoing and subject to adjustment as provided in Section 4(b), no Employee of the Company may receive Options and/or Stock Appreciation Rights in any calendar year that relate to more than 375,000 Shares.

              (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares of the Company (or number and kind of other securities or property) with respect to which Awards may thereafter be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case that, with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended.

              (c) Substitute Awards. Any Shares underlying Substitute Awards shall not be counted against the Shares available for Awards under the Plan.

              (d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

              Section 5. Eligibility. Any Employee, including any officer or employee-director of the Company or any Subsidiary, and any former director of the Company receiving a Rollover Option, shall be eligible to be designated a Participant.

              Section 6.  Stock Options.

              (a) Grant. Subject to the provisions of the Plan and contractual restrictions affecting the Company, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

              (b) Exercise Price. The Committee in its sole discretion shall establish the exercise price at the time each Option is granted.

              (c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

              (d) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price, or adequate provision therefor, is received by the Company. Such payment may be made: (i) in cash; (ii) in Shares owned by the Participant for at least six months (the value of such Shares shall be their Fair Market Value on the date of exercise); (iii) by a combination of cash and Shares; (iv) if approved by the Committee, in accordance with a cashless exercise program; or (v) in such other manner as permitted by the Committee at the time of grant or thereafter.

              (e) Rollover Options. Except as otherwise specifically provided herein and in any option rollover agreement, the Rollover Options shall continue to be governed by the terms under which they were originally granted.

              Section 7.  Stock Appreciation Rights.

              (a) Grant. Subject to the provisions of the Plan and contractual restrictions affecting the Company, the Committee shall have sole and complete authority to determine the Employees to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after grant and shall have an exercise price as determined by the Committee on the date of grant.

              (b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the exercise price thereof. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

              (c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

              Section 8. Termination or Suspension of Employment or Service. The following provisions shall apply in the event of the Participant's termination of employment or service unless the Committee shall have provided otherwise, either at the time of the grant of the Award or thereafter.

              (i) Termination of Employment or Service. Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if the Participant's employment or service with the Company or its Subsidiaries is terminated for any reason other than death, Disability, retirement at age 62 or older or by the Company for Cause, the Participant's right to exercise any Option or Stock Appreciation Right shall terminate, and such Option or Stock Appreciation Right shall expire, on the earlier of the ninetieth day following such termination of employment or service or the date such Option or Stock Appreciation Right would have expired had it not been for the termination of employment or service. The Participant shall have the right to exercise such Option or Stock Appreciation Right prior to such expiration to the extent it was exercisable at the date of such termination of employment or service and shall not have been exercised.

              (ii) Death, Disability or Retirement. Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if the Participant's employment or service with the Company or its Subsidiaries is terminated by reason of death, Disability, or retirement at age 62 or older, all Time Vesting Options (as defined in an Award Agreement) shall vest and become immediately exercisable and the Participant or his successor (if employment or service is terminated by death) shall have the right to exercise any Option or Stock Appreciation Right during the one-year period following such termination of employment or service, to the extent it was exercisable and outstanding at the date of such termination of employment or service, but in no event shall such option be exercisable later than the date the Option would have expired had it not been for the termination of such employment or service.

              (iii) Cause. If the Participant's employment or service with the Company or its Subsidiaries is terminated by the Company for Cause, all Awards other than the Rollover Options (whether vested or unvested) shall be forfeited.

              (iv) Puts, Calls. In the event of a Participant's termination of employment by reason of death or Disability, termination of employment by the Company other than for Cause or termination by a Participant for Good Reason (and, in the case of the Rollover Options, upon any type of termination), the Company or its designee shall have the right to purchase all or a portion of the vested Options and/or Shares acquired upon the exercise of Options, and the Participant shall have the right to cause the Company to purchase all or a portion of the vested Options and/or Shares acquired upon the exercise of Options, at a per share price equal to Fair Market Value on the date of purchase, less the exercise price in the case of vested Options. If either the Company or a Participant elects to exercise its right under this clause (iv), the Company or the Participant, as the case may be, shall deliver written notice (a "Purchase Notice") to the other to such effect within 60 days of a termination of employment.
For purposes of this Section 8, the "date of purchase" shall mean the third business day following the receipt of notice by the other party that the purchase right is to be exercised. Payment of the purchase price may be made in cash or by certified check; provided that if the terms of any agreement to which the Company is a party, or any of the indentures governing any debt securities issued by the Company or any of its subsidiaries would prohibit the Company from effecting such payment, payment may be effected through a promissory note having such commercially reasonable terms and interest rate as may be determined by the Company in its reasonable discretion, provided that in any event such note shall become due at such time as the prohibitions described above shall lapse.

              Section 9. Change of Control. The Committee, in its sole discretion, may provide in an Award Agreement for the accelerated vesting of an Award in the event of a Change of Control.

              Section 10.  Amendment and Termination.

              (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act, for which or with which the Board deems it necessary or desirable to qualify or comply. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

              (b) Amendments to Awards. Subject to the terms of the Plan and applicable law, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

              (c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, in the event of a Change of Control or an offer to Participants generally relating to the acquisition of Shares, including through purchase, merger or otherwise, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

              Section 11.  General Provisions.

              (a) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

              (b) Nontransferability. Except to the extent otherwise provided in an Award Agreement, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.

              (c) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

              (d) Share Certificates. Certificates issued in respect of Shares shall, unless the Committee otherwise determines, be registered in the name of the Participant or its Permitted Transferees and, so long as a Participant continues to be governed by the provisions of any Loan, shall be deposited by such Participant or Permitted Transferee, together with a stock power endorsed in blank, with the Company. When the Participant ceases to be bound by the provisions of any Loan, the Company shall deliver such certificates to the Participant upon request. Such stock certificate shall carry such appropriate legends, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of (i) the Securities Act of 1933, any state securities laws or any other applicable laws, (ii) the Investors' Agreement and (iii) any Loan. Subject to the provisions of the Investors' Agreement, all certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission or any stock exchange upon which such Shares or other securities are then listed and any applicable laws or rules or regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

              (e) Withholding. A Participant may be required to pay to the Company or any Subsidiary, and the Company or any Subsidiary shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from any such grant, lapse, vesting, or exercise of any Award.

              (f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

              (g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

              (h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Subsidiary. Further, the Company or an Subsidiary may at any time dismiss a Participant from employment or service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

              (i) Rights as a Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be issued under the Plan until he or she has become the holder of such Shares.

              (j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

              (k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

              (l) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant in connection therewith shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

              (m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

              (n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

              (o) Transfer Restrictions. Shares acquired hereunder may not be sold, assigned, transferred, pledged or otherwise disposed of, except as provided in the Plan, the applicable Award Agreement and the Investors' Agreement.

              (p) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

              (q) Investors' Agreement. A Participant shall, as a condition precedent to the exercise or settlement of an Award, execute an instrument agreeing to be bound by the terms of the Investors' Agreement or, at the election of the Company, a counterpart of the Investors' Agreement. In any event, any Shares acquired upon exercise or settlement shall be subject to the provisions in the Investors' Agreement regarding restrictions on transfer and the Company's rights to compel sales and repurchase Shares.

              Section 12.  Term of the Plan.

              (a) Effective Date. The Plan shall be effective as of August 7, 1997, subject to approval by the shareholders of the Company. Awards may be granted hereunder prior to such shareholder approval subject in all cases, however, to such approval.

              (b) Expiration Date. No Incentive Stock Option shall be granted under the Plan after August 6, 2007. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.